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                                                                    Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 12, 2000, except as to the subsequent events described in Note 10 which is as of September 1, 2000, relating to the consolidated financial statements of Ixia, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/S/ PRICEWATERHOUSECOOPERS LLP
___________________________________
PricewaterhouseCoopers LLP

Woodland Hills, CA
September 5, 2000